Exhibit 8


                [SIMPSON THACHER & BARTLETT LETTERHEAD]



                                                July 17, 1996



Lehman Brothers Inc.
3 World Financial Center
New York, New York 10285


Ladies and Gentlemen:


     We have acted as special United States tax counsel to Lehman Brothers Inc. (the "Company") in connection with the preparation and filing of the Registration Statement on Form S-3 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in respect of Debt Securities to be offered by the Company. In that connection, we have given the opinions contained in the section entitled "United States Taxation" in the Registration Statement and related prospectus.

     We hereby confirm that our opinions referenced in this letter are accurate in all material respects and hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the use of our name in the section entitled "United State Taxation" in the Registration Statement and related prospectus.

     We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.



                                               Very truly yours,


                                               SIMPSON THACHER & BARTLETT